Exhibit 99.2

CaverStem™ Adult Stem Cell Therapy for Erectile Dysfunction Receives Positive Reception at
International Urology Conference
“Dr. Alexander Gershman Discusses Positive Outcomes in Initial Erectile Dysfunction Patients Who
Received Their Own Bone Marrow Stem Cells

Creative Medical Technology Holdings (OTCQB:CELZ) announced today completion of its 3 day exhibition at the American Urology Association (AUA) meeting. The Company’s presentations where delivered by Dr. Alexander Gershman, Director of The Institute of Advanced Urology at the Cedars-Sinai Medical Tower; Director of Urologic Laparoscopy in the Division of Urology, Harbor-UCLA Medical Center and members of Creative Medical Technology Holdings, Inc.

“I am very impressed by the strong endorsement we have been receiving from colleagues attending the American Urological Association conference. Since beginning to offer the CaverStem™ procedure in December 2017 we have treated multiple patients of which approximately 90% have reported positive improvements. These are all patients for which pharmacological interventions such as Viagra and Cialis do not work.” Said Dr. Alexander Gershman, “Whenever a new procedure is introduced to the community, it is fundamentally important to obtain the support of our peers, and to share our findings with our peers. We are enthusiastic by the interest in CaverStemTM by the American and International Urology Community.”

In the urology community, Dr. Gershman is regarded as an innovator, being one of the first to introduce laparoscopic and robotic assisted surgery to the discipline. He is considered the world expert on numerous urological innovations, especially in the area of minimally invasive surgery.

“Having Dr. Gershman introduce CaverStem™ to his colleagues and discussing his observations and patient experiences as a treating physician is a very strong endorsement of the CaverStem technology. ” Said Timothy Warbington, President and CEO of Creative Medical Technology Holdings.

“The CaverStemTM team presenting with Dr. Gershman met physicians not only from the United States but from many other countries as well. The international exposure that the AUA Conference gave to CaverStemTM is invaluable and a strong validation of the interest in our technology across the world.”

“Now that the AUA conference is over we have immediately began working on vetting the physicians to insure they meet our criteria, negotiating and preparing contracts. Once this is all completed each physician will be scheduled for training on the use of the device and disposables (kits), their CaverStemTM affiliate website will be launched and the CaverStemTM technology will be marketed in each territory.” Said Don Dickerson, Chief Financial Officer of Creative Medical Technology Holdings, Inc.

Creative Medical Health Technology Holdings is offering the CaverStem™ procedure to selected physicians which qualify according to the Company's criteria. Approximately 30% of the 30,000,000 patients in the United States suffering from erectile dysfunction do not respond to drugs like Viagra, Cialis and Levitra, in part due to an underlying degeneration of the biological machinery needed to achieve erections.

About Creative Medical Technology Holdings

Creative Medical Technology Holdings, Inc. is a commercial stage biotechnology company trading on the OTCQB under the ticker symbol CELZ. For further information about the company go to www.creativemedicaltechnology.com. For more information on our CaverStem™ procedure please go to www.caverstem.com.

Forward-Looking Statements

OTC Markets has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. This news release may contain forward-looking statements including but not limited to comments regarding the timing and content of upcoming clinical trials and laboratory results, marketing efforts, funding, etc. Forward-looking statements address future events and conditions and, therefore, involve inherent risks and uncertainties. Actual results may differ materially from those currently anticipated in such statements. See the periodic and other reports filed by Creative Medical Technology Holdings, Inc. with the Securities and Exchange Commission and available on the Commission's website at www.sec.gov.

Timothy Warbington

President – CEO

Creative Medical Technology Holdings, Inc.

833-336-7636